EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated December 23, 2003, with respect to the consolidated financial statements of Genesis Technology Group, Inc. included in its Annual Report on Form 10-KSB for the year ended September 30, 2003, filed with the Securities and Exchange Commission.



                                                        SHERB & CO., LLP,
                                                 Certified Public Accountants



New York, New York
April 21, 2004